Exhibit 10.9

MASTER CONSULTING AGREEMENT

THIS MASTER CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of March 20, 2020 place of business at 275 Shoreline Drive, Suite 450, Redwood City, CA 94065 USA (“Company”), and Charles Semba, MD, having an address at 1925 Byron Street, Palo Alto, CA, 94301 (“Consultant”). Each of Company and Consultant are sometimes hereafter referred to as a “Party” or collectively as the “Parties.”

WHEREAS, the Consultant has professional expertise related to the field(s) in which Company is researching and developing products and technologies;

WHEREAS, Company desires to retain the Consultant to perform and do certain work for the Company in furtherance of the development of the business of the Company, on the terms and conditions of this Agreement; and

WHEREAS, the Consultant is desirous of performing such work for the Company, on the terms and conditions contained herein.

NOW THEREFORE, in full consideration of the mutual promises, covenants and obligations contained in this Agreement, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Services; Compensation; Disclosures.

(a)

Services. Consultant shall furnish in a professional and workmanlike manner, as an independent contractor using Consultant’s own means and methods, personal services as agreed to by the Parties and specified in a Request for Services document, a sample of which is attached hereto as Exhibit A (the “Request for Services” or “Services”). The nature of the Services to be performed by Consultant, as well as the timing, cost and payment schedule with respect to such Services shall be set forth in the Request for Services. Company agrees to pay the Consultant the fees specified in the Request for Services. There is no minimum number of hours for Service related projects and/or fees to be paid to Consultant required under this Agreement. Consultant shall be paid for actual Services completed in accordance with this Agreement. The payment thereof shall constitute full payment for Services to Company during the Term of this Agreement, Consultant will receive no other remuneration resulting from or based upon the Services or any products, and Consultant shall not receive any additional benefits or compensation for the Services; provided, however, that if Company requests a modification of the Services, the Parties shall agree in writing to adjust the Services and, if applicable, the fee accordingly.

(b)

Compensation. Company will reimburse Consultant for reasonable and customary travel and out-of-pocket expenses incurred by Consultant in connection with the Services provided under each Request for Services, provided that Consultant provides appropriate supporting documentation of actual costs incurred (including receipts) in accordance with the Company’s Expense and Reimbursement Guidelines provided in Exhibit B and completes and submits the Travel Reimbursement Form attached hereto as Exhibit C. Company or its authorized agents shall have the right to audit such financial documentation to verify amounts billed at any time upon request by Company.

2. Term.

(a)

The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until December 31, 2020 (the “Term”), unless sooner terminated as provided herein. The Term may only be extended by mutual written agreement of the Parties.

CONFIDENTIAL

(b)

This Agreement and/or any Services to be performed by Consultant under this Agreement may be terminated by Company (i) immediately upon notice to Consultant for any violation by Consultant of any provision of this Agreement or for any other cause, or (ii) at any time without cause upon fifteen (15) days written notice to Consultant. Upon the delivery of such notice by Company, Consultant shall immediately cease work and deliver to Company all work in progress and return all Company Confidential Information (as defined in Section 8 below) and any Company-owned materials and/or equipment. Company’s sole obligation shall be to pay Consultant undisputed monies owed Consultant up to the time of termination for Services actually performed and reasonable expenses actually incurred. Any unearned or unexpended portion of monies previously paid by Company to Consultant shall be refunded to Company.

(c)

This Agreement and/or any Services to be performed by Consultant under this Agreement may be terminated by Consultant for cause upon written notice to Company if Company does not cure a breach of this Agreement within thirty (30) days after receiving written notice of such breach from Consultant. For purposes of this Agreement, “cause” shall mean failure of Company to comply with its obligations under this Agreement.

(d)	Consultant’s obligations under Sections 2(b), 2(d), 2(e), 6, 8, 9, 10, 11, 12, 13, 15, 16, 19, 22 and 25 of this Agreement shall survive the expiration or termination of this Agreement.

(e)

The election of a party to terminate this Agreement shall not be deemed an election of remedies, and all other remedies provided by this Agreement or available at law or in equity shall survive any termination. Neither expiration nor termination shall relieve Consultant from any liability arising from any breach of this Agreement.

3. Conflicts of Interest.

(a)

In General. Consultant warrants and represents that s/he is authorized to enter into this Agreement and that Consultant is not a party to any other agreement or under any obligation to any third party which would prevent Consultant from entering into this Agreement or from performing Consultant’s obligations hereunder, or require Consultant to obtain any consent or permission with respect thereto. Consultant warrants and represents that there is no conflict of interest in Consultant’s other contracts for services or other employment, if any, with the Services to be provided pursuant to this Agreement and that Consultant will ensure that no such conflict arises during the Term of this Agreement.

(b)

Special Provision regarding Government Employee Status. In the event that Consultant is employed by a federal, state, local, or foreign government (or an agency thereof)) or is an elected or appointed public official (collectively for purposes of this Agreement, a “government employee”), Consultant shall check the box below the signature line of this Agreement to certify that execution of this Agreement, performance of the Services, and receipt of compensation and/or reimbursement hereunder: (i) do not conflict with any contractual obligation or terms of employment or Consultant’s official duties, and (ii) do not violate any law, policy or ethics rules relating to Consultant’s employment and Consultant’s performance of Services as an independent consultant to Company. Consultant shall further certify that Consultant has and will take any actions required by the entity or agency by which s/he is employed or to which s/he has been elected/appointed related to the Services and compensation/reimbursement hereunder, which may include, by way of example, disclosure of outside financial relationships, approval of outside consulting arrangements, and recusal from participation in certain decision-making activities. Failure to comply fully with this Section shall constitute a material breach of this Agreement, and Company reserves the right to require Consultant to refund any compensation, expenses, or costs hereunder, in addition to any other legal rights Company may have.

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4. No Debarment or Exclusion; Consultant Responsibility.

(a)

Consultant certifies, represents and warrants that Consultant has not been: (i) debarred under subsections (a) or (b) of Section 306 of the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 335a(a) and (b) (the “FD&C Act”), (ii) excluded, debarred, suspended or otherwise ineligible to participate in federal health care programs or in federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)) or convicted of a criminal offense related to the provision of health care items or services, but has not yet been debarred. Moreover, if Consultant is subsequently so debarred or excluded, Consultant agrees to immediately notify Company of such debarment or exclusion as provided in Section 19 herein, and this Agreement shall terminate with respect to Consultant as of the date of such debarment or exclusion.

(b)

Consultant certifies, represents and warrants that Consultant did not and will not use in any capacity the Services of any person debarred under the FD&C Act in connection with its performance of this Agreement. Consultant shall select and shall have full and complete control of and responsibility for all actions of its agents, affiliates, officers, directors, employees and permitted subcontractors, if any, of Consultant (collectively, “Consultant’s Agents”) and none of Consultant’s Agents shall be, or shall be deemed to be, the agents, affiliates, officers, directors, employees or subcontractors of Company for any purpose whatsoever by virtue of this Agreement. Company shall have no duty, liability or responsibility of any kind, to or for the acts or omissions of Consultant or any of Consultant’s Agents. Consultant hereby acknowledges and agrees that Consultant shall cause each of Consultant’s Agents who participate in rendering the Services provided hereunder to comply with the terms of this Agreement.

5. Independent Contractor Relationship.

This Agreement establishes an independent contractor relationship between the Parties, and all of the terms and conditions of this Agreement shall be interpreted in light of that relationship. The relationship of Company and Consultant for purposes of this Agreement is completely independent and unrelated to any other relationship that exists or may exist in the future between the Parties. This Agreement does not create any employer-employee, agency or partnership relationship. As an independent contractor, Consultant’s fees and expenses shall be limited to those expressly stated in this Agreement. Consultant shall not participate in Company’s fringe benefit plans or any other compensation or benefit plans that Company maintains for its own employees.

6. Consultant Responsible for Taxes.

(a)

In General. In conformity with Consultant’s independent contractor status and without limiting any of the foregoing, Consultant agrees to accept liability for the payment of all taxes or contributions for unemployment insurance or pensions or annuities or social security payments which are measured by the wages, salaries or other remuneration paid to Consultant or Consultant’s Agents, if any, and to reimburse and indemnify Company for any such taxes or contributions or penalties which Company may be compelled to pay. Consultant also agrees to take all action and comply with all applicable administrative regulations necessary for the payment by Consultant of such taxes and contributions.

(b)

U.S. Consultants. Consultant agrees to prepare and provide to Company documentation, information and certifications as required by the U.S. Internal Revenue Code, State, or Local Tax Regulatory authorities or agencies, as reasonably requested by Company to determine income tax withholdings, if any. For the purpose of this section, documentation, information and certifications shall mean, by example, Form W-9, or others as may be reasonably requested. Consultant understands that Company will rely on, and use such, documentation, information and certifications solely for Company’s tax reporting obligations, if any.

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(c)

Foreign Consultants. In general, foreign persons are subject to U.S. tax on certain types of income received from U.S. sources. The Company will withhold income taxes as required by U.S. Internal Revenue Code Section 1441 from payments made to foreign Consultants including those who fail to provide Form W-8 or Form 8233 as appropriate to substantiate exemption from or reduced rate of withholding. Such forms may be found at www.irs.gov. Consultant understands that Company will rely on properly completed forms provided Consultant to meet Company’s tax reporting obligations, if any. Consultant will provide such forms in the manner required by the U.S. Internal Revenue Code.

(d)

VAT Taxes. In addition, exclusive of any taxes imposed upon Consultant’s net income, Consultant shall pay and Company shall reimburse Consultant for any and all taxes, duties, or excises imposed upon any payments made to Consultant hereunder by any governmental authority, including without limitation any sales, use, service, similar taxes, not including value added taxes (“VAT”). Consultant shall pass through VAT only to the extent that it is non-recoverable by Consultant. In such instances, Consultant shall submit to Company original documentation delineating VAT paid, the country in which it was incurred, and all required original documentation substantiating VAT or similar taxes.

7. Consultant Responsible for Insurance. Consultant shall maintain all appropriate insurance coverage required by applicable federal and state laws and shall produce a certificate of such insurance at Company’s request.

8. Confidentiality.

(a)

Consultant agrees to use Company Confidential Information (as defined herein) solely to perform Consultant’s obligations under this Agreement and agrees to retain in confidence and to refrain from disclosing and/or using Company Confidential Information for Consultant’s personal benefit or the benefit of any third party. The term “Company Confidential Information” shall include without limitation (i) any and all information, formulae, methods, techniques, processes, know-how and data, technical or non-technical, whether written, graphic, computer-generated or orally furnished to Consultant by Company or indirectly learned by Consultant as a result of Consultant’s Services under this Agreement or obtained by Consultant while visiting Company’s facilities, (ii) information which has been received by or disclosed to Consultant or Consultant’s Agents, either in oral or written or other tangible form including, without limitation, Company’s business plans and/or compound or product information, and any physical substances or equipment provided to Consultant by Company, (iii) Intellectual Property (defined herein) and (iv) copies and derivations of and improvements on any of the foregoing. Company Confidential Information is and shall be solely owned by Company. Consultant also agrees to safeguard and keep confidential, the confidential and proprietary information of Company’s actual or potential investors, licensees, customers, vendors, suppliers, consultants and others with whom Company does or may do business, to the same extent as if it were Company Confidential Information.

(b)

This restriction shall not apply to Company Confidential Information: (i) which is or becomes public knowledge through no fault of Consultant or Consultant’s Agents; or (ii) which is lawfully made available to Consultant by an independent third party, and such lawful availability can be properly demonstrated by Consultant; or (iii) which is already in Consultant’s possession at the time of initial receipt from Company and such prior possession can be properly demonstrated by Consultant; or (iv) which is independently developed by Consultant or Consultant’s Agents and such independent development can be properly demonstrated by Consultant.

(c)

Consultant may disclose that portion of Company Confidential Information which is required by law, regulation, rule, act or order of any governmental authority or agency with competent jurisdiction to be disclosed by Consultant, provided, however, that Consultant gives Company sufficient advance written notice to permit it to seek a protective order or other similar order or confidential treatment with respect to such Company Confidential Information and thereafter Consultant discloses only the minimum Company Confidential Information required to be disclosed in order to comply, whether or not confidential treatment, a protective order or other similar order is obtained by Company.

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(d)

Except as permitted in subsection (b), above, Consultant agrees that Consultant will not, without the prior written permission of Company, use Company Confidential Information for any purpose other than in carrying out the obligations of this Agreement and performing the Services. Consultant shall not use any Company Confidential Information to apply for, secure or perfect any intellectual property rights. Consultant shall hold Company Confidential Information in a manner consistent with Consultant’s treatment of its own similar confidential information, but in no event shall Consultant maintain the confidentiality of such information with less than reasonable care and diligence. Consultant shall provide the Company Confidential Information received hereunder only to Consultant’s Agents who are directly concerned with the Services provided by Consultant under this Agreement and who are subject to and bound by written obligations of confidentiality, non-disclosure and non-use that are no less restrictive than those provided for herein. Further, Consultant agrees to (i) advise Consultant’s Agents of the proprietary nature of the Company Confidential Information and the terms and conditions of this Agreement; and (ii) use all reasonable safeguards to prevent the unauthorized use or disclosure of Company Confidential Information by such Agents. Consultant shall be responsible for any breach of this Agreement by Consultant’s Agents. Consultant also agrees not to submit for publication any paper containing Company Confidential Information without the prior written permission of Company.

9. Property/Ownership.

(a)

All materials, documents, reports, information, descriptions, and suggestions of every kind supplied to Consultant by Company in connection with and/or pursuant to this Agreement or the relationship established between Consultant and Company (including, without limitation, any such materials, documents, reports, information, descriptions and suggestions supplied to Consultant by Company prior to the execution of this Agreement) shall be the sole and exclusive property of Company and shall be deemed and treated as Company Confidential Information. Company shall have the right to use as it sees fit any information, materials, reports, documents, ideas, descriptions, advice, recommendations and suggestions provided by Consultant relating to the subject matter of this Agreement without payment of any consideration in addition to that specified in this Agreement. Upon termination of this Agreement, Consultant shall return such items, including all copies thereof, to Company or dispose of such items as directed by Company.

(b)

All information of whatever type developed or provided in connection with this Agreement, including those items described in Section 9(a), shall upon its creation be the exclusive property of Company and shall be deemed and treated as Company Confidential Information. All machines, instruments and products purchased, manufactured or assembled by Consultant or any of Consultant’s Agents, in connection with and/or pursuant to this Agreement or the relationship established between Consultant and Company and paid for by Company shall be the exclusive property of Company. Upon termination of this Agreement, Consultant shall return such items, including all copies thereof, to Company or dispose of such items as directed by Company.

(c)

If Company provides any materials (including without limitation, compounds, formulations, devices, samples or the like) to Consultant, unless expressly provided for in the description of Services in Exhibit A, Consultant shall not use, copy, distribute, reverse engineer (by way of example but not limitation, by performing tests such as HPLC, gas chromatography or x-ray crystallography), sell, lease, license or otherwise transfer, modify, adapt or create derivatives of such materials.

10. Assignment of Intellectual Property.

(a)

During the Term hereof, and without additional compensation to Consultant, Consultant hereby sells and assigns to Company and Company shall be the exclusive owner of the entire right, title and interest, including all renewals for the entire world, in and to all work performed, deliverables, materials, writings, ideas, concepts, discoveries, developments, know-how, trade secrets, techniques, methodologies, modifications, innovations, improvements, data, documents, formulas, designs,

CONFIDENTIAL

models, drawings, photographs, reports, information, advice, recommendations and suggestions, tangible research materials, design inventions and other inventions made, whether patentable or not, conceived, delivered, discovered, invented, developed, created, made or reduced to practice or authored by Consultant or any of Consultant’s Agents, either solely or jointly with others, in connection with this Agreement or with information, materials or facilities of Company received or used by Consultant during the Term of the Agreement and all related intellectual property rights including enforcement rights (all hereinafter at times referred to as “Intellectual Property”), and Consultant shall cause Consultant’s Agents to do the same, including if based upon information provided to Consultant by or at the direction of Company or its corporate affiliates or otherwise developed by Consultant in carrying out Consultant’s duties under this Agreement. Consultant shall promptly disclose (and shall cause Consultant’s Agents to promptly disclose) all Intellectual Property in writing to Company.

(b)

The Parties expressly agree that all works created pursuant to this Agreement are “Works Made for Hire”, as defined in the U.S. Copyright Act, 17 U.S.C. 101, and shall vest in Company as author. All other work product, whether copyrightable or not, including without limitation, any works which may be deemed by a competent authority not to be Works Made For Hire created pursuant to this Agreement, are, without additional consideration, hereby assigned to Company by Consultant, including without limitation, all right, title and interest in and to the copyright thereof throughout the world, including all renewals and extensions thereof and including the right to make and distribute copies in any media, to translate, and/or make derivative works therefrom. Consultant agrees to execute and to secure the execution from any applicable authors retained by Consultant all registrations, assignments, transfer documents and other instruments necessary or desirable in the reasonable opinion of Company to record any assignment or registration of copyright or other transfer of ownership in any work transferred to Company pursuant to this Agreement.

(c)

Consultant shall sign, execute and acknowledge or cause to be signed, executed and acknowledged any and all further assignments, documents, assurances, applications and other instruments and to perform such acts as may be necessary, useful or convenient for the purpose of securing to Company and/or its nominees patent, trademark or copyright protection throughout the world with respect to all Intellectual Property and other work product to be assigned to Company pursuant to Sections 10(a) and (b).

(d)

Consultant shall specifically describe and identify in Exhibit D to this Agreement, and shall update from time to time in writing during the Term hereof as necessary, any and all information, materials and technology (i) which Consultant intends to use in performing Services under this Agreement, (ii) which is either owned by Consultant or licensed to Consultant with a right to sublicense, and (iii) which is in existence in the form of a writing or working prototype prior to the Effective Date of this Agreement (“Background Technology”). Without additional consideration, Consultant hereby grants to the Company, and the Company hereby accepts, a fully paid-up, royalty-free, worldwide, non-exclusive, sublicensable, perpetual, irrevocable, license under Background Technology to the extent necessary for the Company to use, reproduce, modify, distribute and otherwise exploit any Intellectual Property in order to develop, make, have made, use, sell, offer for sale and import products. Other than that, which is set forth in Exhibit D, Consultant shall not use any information, materials or technology in the performance of the Services that is owned or controlled by Consultant or any third party.

(e)

No rights or licenses, including without limitation to trademarks, inventions, copyrights, patents or other intellectual properties, are implied or granted to Consultant, whether by implication, estoppel or otherwise, under this Agreement.

11. Publications. Consultant may not publish in any way without the prior written consent of Company, which consent may be withheld by Company in its sole discretion, any material or manuscript relating to Consultant’s work hereunder and/or any information or materials that Consultant received in connection with or pursuant to this Agreement or Consultant’s relationship established with Company.

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12. Confidential Information of Third Parties. The performance by the Consultant of the Services does not and will not breach any agreement which obligates Consultant to keep in confidence any confidential or proprietary information of any third party or to refrain from competing, directly or indirectly, with the business of any third party. Consultant shall not use in the performance of the Services or disclose to Company any such confidential or proprietary information. In addition, Consultant represents and warrants that Consultant’s performance of the Services hereunder does not and will not infringe upon or misappropriate any intellectual property rights.

13. Non-Solicitation. Consultant agrees that during the Term of this Agreement and for a period of one (1) year thereafter, Consultant shall neither directly nor indirectly solicit for employment, or otherwise retain, employees of Company whom Consultant has met as a result of Consultant’s performance of Services for Company.

14. No Assignment, Delegation, or Subcontracting. Consultant may not, in whole or in part, assign, delegate, or subcontract its interests and/or obligations under this Agreement, to any person, firm, partnership, corporation or other entity (including by operation of law, judicial process, or otherwise) without the prior written consent of Company, which consent may be withheld in Company’s sole discretion, and any attempt to the contrary shall be void. Company may fully assign and transfer this Agreement in whole or part.

15. Indemnification. Consultant hereby agrees to indemnify, defend and hold harmless Company, its affiliates, officers, directors, agents and employees, successors and assigns, from, against and with respect to any and all third-party claims of any kind based on any gross negligence, willful misconduct or violation of law or regulation on the part of Consultant or any of Consultant’s Agents in connection with Consultant’s performance of the Services or meeting his/her/its obligations hereunder.

16. Governing Law and Jurisdiction. This Agreement is deemed to be consummated in the State of California USA. The terms and provisions of this Agreement shall be construed and interpreted pursuant to the laws of the State of California, without regard to the conflict of law rules or principles thereof or of any other jurisdiction. The state or federal courts located in the State of Delaware are the agreed-upon forum for the resolution of all disputes arising hereunder, and the Parties hereto, their officers, and employees hereby consent to (i) the jurisdiction and venue of the aforesaid courts for the purpose of resolving all such disputes and (ii) service of process by registered mail, return receipt requested, or any other manner consistent with federal or California laws. Consultant hereby acknowledges and agrees that in the event of any breach of this Agreement by Consultant, including, without limitation, the actual or threatened disclosures in violation of Sections 8, 9, 10, 11, 12 or 22 without the prior express written consent of Company, Company will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, Consultant hereby agrees that Company shall be entitled to specific performance of Consultant’s obligations under this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction, without Company having to prove actual damages or post a bond.

17. Severability. In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such term(s) or provision(s) shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

18. Non-Waiver of Rights. No failure or delay on the part of either Party hereunder in either exercising or enforcing any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise or enforcement of any such right will preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right. No waiver of any such right will have effect unless given in a signed writing. No waiver of any such right will be deemed a waiver of any other right hereunder.

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19. Notice. Any report or notice required or permitted to be given hereunder shall be effective when sent. All notices shall be in writing and given personally or by prepaid certified mail, return receipt requested, or sent by expedited delivery service addressed to the Parties hereunder at their respective addresses as follows:

If to Company:

Graybug Vision, Inc.

Attention: Dan Salain

275 Shoreline Drive, Suite 450

Redwood City, CA 94065 USA

with copies to:

Graybug Vision, Inc.

Attention: Finance Dept.

275 Shoreline Drive, Suite 450

Redwood City, CA 94065 USA

(a)	If to CONSULTANT:

Charles Semba

******

******

Attention: Charles Semba

Telephone: ******

Email: ******

20. Written Reports. Consultant shall provide to Company any written reports or test results, or other deliverables required under this Agreement with respect to the Services rendered hereunder and in accordance with the schedule set forth in each Request for Service, or otherwise as may be mutually agreed by the Parties. Such results or written reports shall be in form and substance satisfactory to Company, and Consultant shall not be entitled to receive compensation for Services performed under this Agreement until such time as such satisfactory results or written reports have been provided to Company with respect to the Services performed for which compensation is sought.

21. Compliance with Law. Consultant represents and warrants that Consultant and Consultants’ Agents shall comply with any and all applicable laws and regulations including but not limited to health, safety and security rules and regulations. Notwithstanding the foregoing, Consultant agrees that applicable laws and regulations shall include, but not be limited to, the United States Federal Health Care Program Anti-Kickback statute and its state counterparts, each as amended; other United States Federal and state anti-fraud laws; United States Federal and state patient privacy and information laws; and United States Federal Anti-Corruption laws such as the Foreign Corrupt Practice Act of 1977, as amended. Failure to comply with this Section shall be deemed a material breach of a material provision of this Agreement and the Company will have the right to terminate this Agreement immediately upon written notice to Consultant without any liability to Consultant.

22. Additional Consultant Responsibilities. Consultant understands the regulated nature of the pharmaceutical industry and the need for Company to retain control of the creation, approval and dissemination (including but not limited to any posting or placement of any social media of any type) of all material created as a result of this Agreement. Consultant represents and warrants that Consultant will not release any material without the express written approval of Company. All material created as a result of this Agreement shall be reviewed and approved through an applicable Company review process or procedure.

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23. Entire Agreement. This Agreement represents the entire understanding between the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, whether oral or written, between the Parties with respect to the Services to be performed hereunder. This Agreement may be modified only with a written instrument duly executed by each of the Parties. No person has any authority to make any representation or promise on behalf of any of the Parties not set forth herein and this Agreement has not been executed in reliance upon any representations or promises except those contained herein.

24. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect or alter the meaning or effect of any provision hereof.

25. Successors. This Agreement and all the rights, obligations, duties, representations, warranties and covenants of each Party shall inure to the benefit, and be the burden of, and shall be binding upon their respective successors (including by operation of law) and permitted assigns.

26. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

27. Electronic Signatures. The Parties agree that electronic signatures shall be deemed originals.

28. No Changes. Any changes or revisions to this Agreement by Consultant shall render it null and void.

29. Language. The language of this Agreement shall be English, and no rule of strict construction shall be applied against either party.

[INTENTIONALLY BLANK]

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INTENDING TO BE LEGALLY BOUND, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.

CONSULTANT		COMPANY

By:	/s/ Charles Semba	By:	/s/ Frederic Guerard
Name:	Charles Semba	Name:	Frederic Guerard
Title:	Consultant	Title:	CEO

☐	Check this box if you are a government employee (see Section 3)

By checking the box, I certify as follows:

I certify that: (i) execution of this Agreement and performance of the Services do not conflict with any contractual obligation, the terms of my employment, or my official duties, and does not violate any state or federal policy relating my employment and my performance of the Services as an independent consultant, and (ii) I have and will take any actions required by the agency by which I am employed or to which I have been elected/appointed related to the Services and compensation/reimbursement hereunder, which may include, by way of example, disclosure of outside financial relationships, approval of outside consulting arrangements, and recusal from participation in certain decision-making activities.

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EXHIBIT A

REQUEST FOR SERVICES to MASTER

CONSULTANT AGREEMENT BY AND BETWEEN

COMPANY and CONSULTANT

CONSULTING SERVICES

This Request for Services (“RFS”) is made as of the last date on which it is signed by one of the Parties as indicated on the signature page hereof by and between Graybug Vision, Inc., a Delaware corporation having its principal place of business at 275 Shoreline Drive, Suite 450, Redwood City, CA 94065 USA (“Company”), and Charles Semba (“Consultant”).

Consultant and Company are parties to that certain Master Consulting Agreement effective as of March 20, 2020, (the “Agreement”). This RFS is incorporated into the Agreement and expressly made a part thereof. Accordingly, Consultant’s engagement hereunder is subject to the terms and conditions of the Agreement.

Consultant shall perform for Company the services (the “Services”) described herein.

SERVICES

Provide consultation on the clinical development strategy for Graybug Vision portfolio development in ophthalmology in both retinal disease and glaucoma. Be available for teleconferences and/or face-to-face meetings at mutually agreed upon time and location.

COMPENSATION

Compensation for Services provided pursuant to the Agreement shall be $500/hr. Total compensation plus expense reimbursements shall not exceed $100,000 USD.

Checks shall be made payable to Charles Semba (Federal Tax ID No. ******) by electronic bank transfer

Name of Bank:         ******

Account Number:    ******

Routing Number:     ******

Consultant shall receive no other payment or expense reimbursement for Consultant’s provision of Services as described herein.

Stock options granted to Charles Semba prior to March 20, 2020 will continue to vest until the earlier of (i) the termination of the Agreement pursuant to Section 2(a), 2(b) or 2(c) of the Agreement or (ii) December 31, 2020.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties hereto have caused this RFS to be executed by their duly authorized representatives.

CONSULTANT		COMPANY

By:	/s/ Charles Semba	By:	/s/ Frederic Guerard
Name:	Charles Semba	Name:	Frederic Guerard
Title:	Consultant	Title:	CEO
Date:	09 March 2020	Date:	3/12/2020

CONFIDENTIAL

EXHIBIT B

Company’s Expense and Reimbursement Guidelines

1.

Travel arrangements must be authorized in writing in advance by the Company or booked directly by the Company. All travel arrangements should be made in sufficient time to take advantage of time-related discounts whenever possible. Travel expenses will only be reimbursed at reasonable prevailing commercial rates.

2.	Reimbursement for airline travel is limited to coach class (or equivalent) for travel within the US and business class (or equivalent) for international travel.

3.	Transportation to/from airport should be accomplished in a reasonably cost effective manner (e.g., taxi). Automobile rentals should be in the compact or mid-size car class.

4.

Hotel reservations should be made at “business class” hotels within a reasonable distance from the location at which business will be conducted. “Business class” hotels in most cities should not exceed $300.00 per day without the prior written approval of the Company.

5.

Reasonable meal expenditures will be reimbursed and approved up to $100.00 per day. This per diem should be prorated accordingly for individuals working less than one full day. The per diem allowance may not be accumulated from day to day. Vendors/Consultants are expected to exercise good judgment in choosing restaurants in order to keep meal expenditures within reasonable limits. TV shows, movies, mini-bar, and other sources of personal entertainment will not be reimbursed.

6.	Two personal long distance telephone calls per day of a reasonable duration will be reimbursed. All reasonable business related telephone calls related to the Company also will be reimbursed.

7.

Incidental expenses of a personal nature will not be reimbursed except when mandated due to status (e.g., significant travel delays). Reasonable laundry expenses will be reimbursed when on business travel for the Company for at least five consecutive days.

Note:

This list details significant items and is not all inclusive. This list may be updated from time to time in writing by the Company, including providing Consultant with a copy of the Company’s Travel & Expense policy when available. All expenses must be accompanied with appropriate receipts. Expenses will be reviewed for reasonableness and compliance with these Guidelines.

CONFIDENTIAL

EXHIBIT C

Travel Reimbursement Form

Consultant Name:	Approved By:

Address:	Date:

Date Incurred	Description Of Expense	Hotel	Airfare	Transportation	Meals	Mileage	Other	TOTAL
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00
									$0.00

		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

							Sub Total		$0.00

Notes							TOTAL	$

			•	See IRS Guidelines for current mileage reimbursement rate

CONFIDENTIAL

EXHIBIT D

BACKGROUND TECHNOLOGY

CONFIDENTIAL